Exhibit 99.1

iMedia Brands Reports Fourth Quarter and Full Year 2019 Results

Company Achieves Strategic Milestones in Nine-Month Turnaround

$4 Million Financing to Improve Working Capital on April 14th

MINNEAPOLIS, MN – April 15, 2020 – iMedia Brands, Inc. (NASDAQ: IMBI) today announced results for the fourth quarter ended February 1, 2020 and full fiscal year 2019.

Fourth Quarter 2019 Summary & Recent Highlights

•	Q4 net sales of $124 million declined 22% compared to prior year. Half of this decline was expected and attributable to the company’s recent customer file decline. Three one-time events drove the additional decline: (i) scheduling conflicts in December with top two beauty brands; (ii) reduction in consumer electronic (CE) products due to the largest CE vendors requiring “cash in advance” payment terms; and (iii) reduction in watch revenues resulting from management’s strategy to reverse its five-plus year customer file decline by reducing the average selling price to capture more new customers.
•	Successfully flattened a five-plus year continuous viewership decline on ShopHQ in November.
•	Successfully launched Bulldog Shopping Network in November, the first of its kind focused on men.
•	Learning to Cook with Shaq premiered in March 2020 and posted highest weekday viewership in ten months.
•	Reestablished compliance with Nasdaq listing requirements.
•	Completed acquisition of Float Left Interactive, a leading technology provider delivering Over-The-Top (OTT) content and TV-everywhere solutions to media companies seeking to reach audiences through the OTT and smart TV distribution models.
•	Completed acquisition of J.W. Hulme, an iconic, 114-year-old American brand offering artisan-crafted accessories and apparel via e-commerce, catalogs and one flagship retail store in St. Paul, Minnesota.
•	Consolidated net loss of $18.4 million compared to $10.0 million last year driven primarily by a $4.1 million increase in transaction, settlement and integration, restructuring and rebranding costs for ShopHQ, and a $2.0 million increased loss in the company’s emerging business segment.
•	ShopHQ Adjusted EBITDA of ($7.0 million) compared to ($5.2 million) for same period last year. Emerging Business Adjusted EBITDA of ($2.2 million) compared to ($0.2 million) for same period last year.
•	$4 million private investment led by Eyal Lalo, Invicta’s CEO and iMedia Vice Chairman, entered into on April 14th, further strengthening the company’s working capital.

CEO Commentary

“First and foremost, in terms of the COVID-19 situation and these uncertain and stressful times, iMedia continues to be focused on taking every necessary step to keep its employees, vendors, customers, guests, and their families safe,” said Tim Peterman, CEO of iMedia Brands. “We are also focused on continuing to provide our customers with the products and services they love, and we feel very fortunate our company remains operational and relevant so we can continue to build value for our shareholders.”

Peterman continued, “In terms of Q4 performance, from a ShopHQ revenue perspective, it was a mixed report card. We achieved significant viewership, customer file, and product assortment successes, but we also absorbed revenue pressure from three unplanned events. With that being said, I’m proud of how our teams reacted to reduce the probability of reoccurrence.”

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“Financially, our turnaround continues. In our first nine months since May 2019 when I rejoined as CEO, we materially reduced the company’s adjusted EBTIDA loss compared to the prior nine months.”

“Strategically, Q4 is when we really began to demonstrate our plan to grow our portfolio of engaging niche television networks, niche national advertisers and complementary media services. We launched Bulldog and our membership service, ShopHQ VIP. We acquired two important new businesses that will further accelerate our evolution into a profitable, growing interactive media company.”

Fourth Quarter and Full Year 2019 Results

SUMMARY RESULTS AND KEY OPERATING METRICS

($ Millions, except average selling price and EPS)

	Q4 2019 2/1/2020	Q4 2018 2/2/2019	Change		F'19 2/1/2020	F'18 2/2/2019	Change

Net Sales	$123.6	$157.6	(21.6%)		$501.8	$596.6	(15.9%)
Gross Margin %	30.0%	29.5%	50	bps	32.6%	34.7%	(210	bps)
Adjusted EBITDA	$(9.1)	$(5.4)	(70%)		$(18.4)	$(2.4)	(660%)
Net Income (Loss)	$(18.4)	$(10.0)	(84%)		$(56.3)	$(22.2)	(154%)
EPS	$(2.30)	$(1.50)	(53%)		$(7.54)	$(3.35)	(125%)

Net Shipped Units (000s)	1,645	2,408	(32%)		6,872	9,235	(26%)
Average Selling Price (ASP)	$67	$60	12%		$65	$58	12%
Return Rate %	18.4%	18.4%	0	bps	19.4%	19.0%	40	bps
Digital Net Sales %	53.9%	54.9%	(100	bps)	52.8%	53.1%	(30	bps)
Total Customers - 12 Month Rolling (000s)	1,041	1,205	(14%)		N/A	N/A	N/A

% of ShopHQ Net Merchandise Sales by Category
Jewelry & Watches	41%	35%			44%	38%
Home & Consumer Electronics	32%	33%			23%	25%
Beauty & Wellness	15%	17%			18%	19%
Fashion & Accessories	12%	15%			15%	18%
Total	100%	100%			100%	100%

Liquidity and Capital Resources

As of February 1, 2020, total unrestricted cash was $10.3 million compared to $16.6 million at the end of the third quarter of fiscal 2019. The Company also had an additional $5.6 million of unused availability on its revolving credit facility.

Also, as announced in a press release today, iMedia entered into a financing agreement to sell $4 million of common stock priced at market to investors that include, among others, Invicta Media Investments, an affiliate of Eyal Lalo, the Company’s Vice Chair, as well as current director Michael Friedman. Proceeds will be used for general working capital purposes.

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In light of the macro economic conditions and COVID-19, the Company is closely monitoring any impact to its operations, supply chain, liquidity or financial results.

Outlook

In terms of our outlook, because of COVID-19, we are not providing guidance currently. We believe that television retailing will be less impacted than other businesses because we serve our customers without them ever leaving their homes.

Conference Call

The company will hold a conference call today at 8:30 a.m. Eastern time to discuss its fourth quarter 2019 results.

Date: Wednesday, April 15, 2020

Toll-free dial-in number: (877) 407-9039

International dial-in number: (201) 689-8470

Conference ID: 13700243

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the iMedia Brands website at www.imediabrands.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through April 29, 2020.

Toll-free replay number: (844) 512-2921

International replay number: (412) 317-6671

Replay ID: 13700243

About iMedia Brands, Inc.

iMedia Brands, Inc. (Nasdaq: IMBI) is a leading interactive media company that manages a growing portfolio of niche lifestyle television networks, niche advertisers and complementary media services in North America. Its brand portfolio spans multiple business models and product categories and includes ShopHQ, Bulldog Shopping Network, Float Left Interactive, J.W. Hulme and iMedia 3PL Services. Please visit www.imediabrands.com for more investor information.

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Contacts:

Investors:

Gateway Investor Relations

Cody Slach

IMBI@gatewayir.com

(949) 574-3860

Media:

press@imediabrands.com

(800) 938-9707

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iMEDIA BRANDS, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)

	February 1,	February 2,
	2020	2019
	(Unaudited)

ASSETS
Current assets:
Cash	$10,287	$20,485
Restricted cash equivalents	-	450
Accounts receivable, net	63,594	81,763
Inventories	78,863	65,272
Prepaid expenses and other	8,196	9,053
Total current assets	160,940	177,023
Property and equipment, net	47,616	51,118
Other assets	4,187	1,846
Total Assets	$212,743	$229,987

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$83,659	$56,157
Accrued liabilities	40,250	37,374
Current portion of long term credit facility	2,714	2,488
Current portion of operating lease liabilities	704	-
Deferred revenue	141	35
Total current liabilities	127,468	96,054

Other long term liabilities	335	50
Long term credit facilities	66,246	68,932
Total liabilities	194,049	165,036

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 40,000 shares authorized;
zero shares issued and outstanding	-	-
Common stock, $.01 par value, 14,960,000 and 9,960,000 shares authorized;
8,208,227 and 6,791,934 shares issued and outstanding	82	68
Additional paid-in capital	452,833	442,808
Accumulated deficit	(434,221)	(377,925)
Total shareholders' equity	18,694	64,951
Total Liabilities and Shareholders' Equity	$212,743	$229,987

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iMEDIA BRANDS, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	For the Three-Month Periods Ended		For the Twelve-Month Periods Ended

	February 1,	February 2,	February 1,	February 2,
	2020	2019	2020	2019
Net sales	$123,639	$157,619	$501,822	$596,637
Cost of sales	86,607	111,052	338,185	389,790
Gross profit	37,032	46,567	163,637	206,847
Margin %	30.0%	29.5%	32.6%	34.7%
Operating expense:
Distribution and selling	41,870	47,744	170,587	191,917
General and administrative	7,795	6,429	25,611	25,883
Depreciation and amortization	1,823	1,562	8,057	6,243
Restructuring costs	2,485	-	9,166	-
Executive and management transition costs	313	661	2,741	2,093
Gain on sale of television station	-	(665)	-	(665)
Total operating expense	54,286	55,731	216,162	225,471
Operating loss	(17,254)	(9,164)	(52,525)	(18,624)

Other income (expense):
Interest income	2	6	17	34
Interest expense	(1,169)	(811)	(3,777)	(3,502)
Total other expense	(1,167)	(805)	(3,760)	(3,468)

Loss before income taxes	(18,421)	(9,969)	(56,285)	(22,092)

Income tax benefit (provision)	33	(5)	(11)	(65)

Net loss	$(18,388)	$(9,974)	$(56,296)	$(22,157)

Net loss per common share	$(2.30)	$(1.50)	$(7.54)	$(3.35)

Net loss per common share
---assuming dilution	$(2.30)	$(1.50)	$(7.54)	$(3.35)

Weighted average number of
common shares outstanding:
Basic	7,990,381	6,657,092	7,462,380	6,607,321
Diluted	7,990,381	6,657,092	7,462,380	6,607,321

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iMEDIA BRANDS, INC.

AND SUBSIDIARIES

PERFORMANCE MEASURES BY SEGMENT

(Unaudited)

($ in Millions)

	For the Three-Month Period Ended			For the Three-Month Period Ended
	February 1, 2020			February 2, 2019

	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated

Net Sales	$120.5	$3.1	$123.6	$156.2	$1.5	$157.6

Operating Loss	(14.6)	(2.6)	(17.3)	(8.5)	(0.6)	(9.2)

Net Loss	(15.8)	(2.6)	(18.4)	(9.4)	(0.6)	(10.0)

Adjusted EBITDA	(7.0)	(2.2)	(9.1)	(5.2)	(0.2)	(5.4)

	For the Twelve-Month Period Ended			For the Twelve-Month Period Ended
	February 1, 2020			February 2, 2019

	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated

Net Sales	$496.1	$5.7	$501.8	$590.2	$6.4	$596.6

Operating Loss	(47.0)	(5.6)	(52.5)	(17.2)	(1.5)	(18.6)

Net Loss	(50.7)	(5.6)	(56.3)	(20.7)	(1.5)	(22.2)

Adjusted EBITDA	(14.9)	(3.5)	(18.4)	(1.5)	(0.9)	(2.4)

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iMEDIA BRANDS, INC.

AND SUBSIDIARIES

Reconciliation of Net Loss to Adjusted EBITDA:

(Unaudited)

(in thousands)

	For the Three-Month Period Ended			For the Three-Month Period Ended
	February 1, 2020			February 2, 2019

	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated

Net loss	$(15,764)	$(2,624)	$(18,388)	$(9,353)	$(621)	$(9,974)
Adjustments:
Depreciation and amortization	2,698	124	2,822	2,473	24	2,497
Interest income	(2)	-	(2)	(6)	-	(6)
Interest expense	1,169	-	1,169	811	-	811
Income taxes	(33)	-	(33)	5	-	5
EBITDA (as defined)	$(11,932)	$(2,500)	$(14,432)	$(6,070)	$(597)	$(6,667)

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$(11,932)	$(2,500)	$(14,432)	$(6,070)	$(597)	$(6,667)
Adjustments:
Restructuring costs	2,389	96	2,485	-	-	-
Executive and management transition costs	313	-	313	661	-	661
Rebranding costs	473	-	473	-	-	-
Transaction, settlement and integration costs, net (a)	1,282	216	1,498	63	338	401
Gain on sale of television station	-	-	-	(665)	-	(665)
Non-cash share-based compensation expense	521	-	521	858	26	884
Adjusted EBITDA	$(6,954)	$(2,188)	$(9,142)	$(5,153)	$(233)	$(5,386)

	For the Twelve-Month Period Ended			For the Twelve-Month Period Ended
	February 1, 2020			February 2, 2019

	ShopHQ	Emerging	Consolidated	ShopHQ	Emerging	Consolidated

Net loss	$(50,727)	$(5,569)	$(56,296)	$(20,706)	$(1,451)	$(22,157)
Adjustments:
Depreciation and amortization	11,395	619	12,014	10,065	99	10,164
Interest income	(17)	-	(17)	(34)	-	(34)
Interest expense	3,777	-	3,777	3,502	-	3,502
Income taxes	11	-	11	65	-	65
EBITDA (as defined)	$(35,561)	$(4,950)	$(40,511)	$(7,108)	$(1,352)	$(8,460)

A reconciliation of EBITDA to Adjusted EBITDA is as follows:
EBITDA (as defined)	$(35,561)	$(4,950)	$(40,511)	$(7,108)	$(1,352)	$(8,460)
Adjustments:
Restructuring costs	8,228	938	9,166	-	-	-
Executive and management transition costs	2,741	-	2,741	2,093	-	2,093
Rebranding costs	1,265	-	1,265	-	-	-
Inventory Impairment write-down	6,050	-	6,050	-	-	-
Transaction, settlement and integration costs, net (b)	266	428	694	1,142	407	1,549
Gain on sale of television station	-	-	-	(665)	-	(665)
Non-cash share-based compensation expense	2,152	52	2,204	3,038	26	3,064
Adjusted EBITDA	$(14,859)	$(3,532)	$(18,391)	$(1,500)	$(919)	$(2,419)

(a)	Transaction, settlement and integration costs, net, for the quarter ended February 1, 2020 of $1.5 million includes contract settlement costs, costs incurred to effect a reverse stock split and business acquisition and integration-related costs. Transaction, settlement and integration costs, net, for the quarter ended February 2, 2019 includes business development and expansion costs of $401,000.
(b)	Transaction, settlement and integration costs, net, for year ended February 1, 2020 of $0.7 million includes $2.2 million of costs for contract settlement costs, business acquisition and integration-related costs to acquire Float Left and J.W. Hulme; costs incurred related to the implementation of our ShopHQ VIP customer program and our third-party logistics service offerings and costs incurred to effect a reverse stock split, partially offset by a $1.5 million gain for the sale of our claim related to the Payment Card Interchange Fee and Merchant Discount Antitrust Litigation class action lawsuit. Transaction, settlement and integration costs, net, for year ended February 2, 2019 includes business development and expansion costs of $796,000 and contract termination costs of $753,000.

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Adjusted EBITDA

EBITDA represents net income (loss) for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines Adjusted EBITDA as EBITDA excluding non-operating gains (losses); executive and management transition costs; restructuring costs; rebranding costs; non-cash impairment charges and write downs; transaction, settlement, and integration costs, net; gain on sale of television station and non-cash share-based compensation expense. The Company has included the “Adjusted EBITDA” measure in its EBITDA reconciliation in order to adequately assess the operating performance of its television and online businesses and in order to maintain comparability to its analyst's coverage and financial guidance, when given. Management believes that the Adjusted EBITDA measure allows investors to make a meaningful comparison between its business operating results over different periods of time with those of other similar companies. In addition, management uses Adjusted EBITDA as a metric to evaluate operating performance under the Company’s management and executive incentive compensation programs. Adjusted EBITDA should not be construed as an alternative to operating income (loss), net income (loss) or to cash flows from operating activities as determined in accordance with generally accepted accounting principles (“GAAP”) and should not be construed as a measure of liquidity. Adjusted EBITDA may not be comparable to similarly entitled measures reported by other companies. The Company has included a reconciliation of the comparable GAAP measure, net income (loss) to Adjusted EBITDA in this release.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact, including statements regarding rebranding, savings from cost reductions, expected changes in the merchandise mix and its impact, expectations arising from our partnership with Shaquille O’Neal, plans for LaVenta, expected advantages to pursue restructuring and operational changes, guidance, industry prospects, or future results of operations or financial position are forward-looking. The Company often use words such as anticipates, believes, estimates, expects, intends, seeks, predicts, hopes, should, plans, will and similar expressions to identify forward-looking statements. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): variability in consumer preferences, shopping behaviors, spending and debt levels; the general economic and credit environment, including COVID-19; interest rates; seasonal variations in consumer purchasing activities; the ability to achieve the most effective product category mixes to maximize sales and margin objectives; competitive pressures on sales and sales promotions; pricing and gross sales margins; the level of cable and satellite distribution for the Company’s programming and the associated fees or estimated cost savings from contract renegotiations; the Company’s ability to establish and maintain acceptable commercial terms with third-party vendors and other third parties with whom the Company has contractual relationships, and to successfully manage key vendor and shipping relationships and develop key partnerships and proprietary and exclusive brands; the ability to manage operating expenses successfully and the Company’s working capital levels; the ability to remain compliant with the Company’s credit facilities covenants; customer acceptance of the Company’s branding strategy and its repositioning as a video commerce company; the ability to respond to changes in consumer shopping patterns and preferences, and changes in technology and consumer viewing patterns; changes to the Company’s management and information systems infrastructure; challenges to the Company’s data and information security; changes in governmental or regulatory requirements; including without limitation, regulations of the Federal Communications Commission and Federal Trade Commission, and adverse outcomes from regulatory proceedings; litigation or governmental proceedings affecting the Company’s operations; significant events (including disasters, weather events or events attracting significant television coverage) that either cause an interruption of television coverage or that divert viewership from its programming; disruptions in the Company’s distribution of its network broadcast to customers; the Company’s ability to protect its intellectual property rights; our ability to obtain and retain key executives and employees; the Company’s ability to attract new customers and retain existing customers; changes in shipping costs; expenses related to the actions of activist or hostile shareholders; the Company’s ability to offer new or innovative products and customer acceptance of the same; changes in customer viewing habits of television programming; and the risks identified under Item 1A(Risk Factors) in the Company’s most recently filed Form 10-K and any additional risk factors identified in its periodic reports since the date of such Form 10-K. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. the Company’s is under no obligation (and expressly disclaim any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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